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                                                                     EXHIBIT 3.2

                                  BY LAWS OF

                          SEIRIOS INTERNATIONAL, INC.

                                  ARTICLE I.

                                    Offices

          Section 1. REGISTERED OFFICE. The registered office of the corporation shall be located at 16801 Addison Road, Suite 425, Addison, Texas. The name of its resident agent in the state of Nevada is Pacific National Venture, Inc.

          Section 2. OTHER OFFICES. Other offices may be established by the Board of Directors at any place or places, within or without the State of Nevada, as the Board of Directors may from time to time determine or business of the Corporation may require.

                                  ARTICLE II.

Meetings of Stockholders

          Section 1. Place of Meetings. Meetings of stockholders shall be held at the principal executive office or at any other place within or without the State of Nevada which may be designated either by the board of directors, pursuant to authority hereinafter granted to said board, or by the written consent of all stockholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation; provided, however that if no place is designated or so fixed, stockholder meetings shall be held at the principal executive office of the Corporation.

          Section 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held each year on a date and time designated by the Board of Directors. At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the Notice of Meeting given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before the annual meeting by a stockholder, including the nomination of a director, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not more than five business days after the giving of notice of the date and place of the meeting to the stockholders. A stockholder's notice to the Secretary shall inform as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business, (ii) the name and record address of the stockholder proposing such business, (iii) the class and numbers

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of shares of the Corporation which are beneficially owned by the stockholder and
(iv) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly before the meeting shall not be transacted.

          Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the President or by a majority of the Board of Directors, or by such other person as the Board of Directors may designate.

          Section 4. NOTICE OF STOCKHOLDERS' MEETINGS. Written notice of each annual or special meeting signed by the President or a Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors shall designate, shall be delivered personally to, or shall be mailed postage prepaid, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be directed to the stockholder at his address as it appears upon the records of the Corporation, and service of such notice by mail shall be complete upon such mailing, and the time of the notice shall begin to run from the date it is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. All such notices shall be delivered or sent to each stockholder entitled thereto no less than ten nor more than sixty days before each annual or special meeting, and shall specify the purpose or purposes for which the meeting is called, the place, the day and the hour of such meeting.

          Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

          Section 5. VOTING. At all meetings of stockholders, every stockholder entitled to vote shall have the right to vote in person or by written proxy the number of shares standing in his own name on the stock records of the Corporation. There shall be no cumulative voting. Such vote may be viva voce or ballot; provided, however, that all elections for Directors must by ballot upon demand made by a stockholder at any election and before the voting begins.

          Section 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 7. RATIFICATION AND APPROVAL OF ACTIONS AT MEETINGS. Whenever the stockholders entitled to vote at any meeting consent, either by: (a) A writing on the records of the meeting or filed with the Secretary; (b) Presence at such meeting and oral consent entered on the minutes; or (c) Taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting, any business may be transacted which is not excepted from the written consent or to the

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consideration of which no objections for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

          Section 8. PROXIES. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing, which instrument shall be filed with the Secretary of the Corporation. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meetings, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

          Section 9. ACTION WITHOUT A MEETING. Any action which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at lease a majority of the voting power; provided that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required. This general provision for action by written consent shall not supersede any specific provision for acting by written consent contained in the Nevada Revised Statutes. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

                                 ARTICLE III.

                                   DIRECTORS

          Section 1. POWERS. Incorporation, these Bylaws and the provisions of the Nevada Revised Statutes as to action to be authorized or approved by the Stockholders, and subject to the duties of Directors as prescribed by these By-Laws, all corporate powers must be managed and controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

          First. To select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or the By-Laws, fix their compensation and require from them security for faithful service.

          Second. To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or the By-Laws, as they may deem best.

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          Third. To change the principal office for the transaction of the business of the corporation from one location to another, and the registered agent in charge thereof, as provided in Article 1, Section 1, hereof, to fix and locate from time to time one or more subsidiary offices of the Corporation, within or without the State of Nevada, as provided in Article I, Section 2, hereof; to designate any place within or without the State of Nevada for the holding of any stockholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgement they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

          Fourth. To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of cash, services rendered, personal property, real property or leases thereof, or in the case of shares issued as a dividend, against amounts transferred from surplus to capital.

          Fifth. To borrow money and incur indebtedness for the purpose of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          Sixth. To make the Bylaws of the Corporation, subject to the Bylaws, if any, adopted by the Stockholders.

          Seventh. To, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The number of Directors constituting the whole Board shall be not less than one nor more than fifteen. The present Board shall consist of four directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the Stockholders at the annual meeting. All Directors must be at least 18 years of age. Unless otherwise provided in the Articles of Incorporation, Directors need not be stockholders.

          Section 3. ELECTION CLASSIFICATION AND TERM OF OFFICE. Each Director shall be elected at each annual meeting of Stockholders by a plurality of votes cast at the election, but if for any reason the Directors are not elected at the annual meeting of Stockholders, each Director may be elected at any special meeting of Stockholders by a plurality of votes cast at the election.

     The members of the Board of Directors shall be divided into three classes, designated as Class 1, Class 2, and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. The Class 1 Directors shall

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be deemed elected for a three-year term, Class 2 Directors for a two-year term, and Class 3 Directors for a one-year term. At each succeeding annual meeting of Stockholders commencing in June, 1997, successors to the Class of Directors whose term expires at the annual meeting of Stockholders shall be elect3ed for a three-year term. If the number of Directors has changed, any increase or decrease shall be appointed among the Classes so as to maintain the number of Directors in each Class as nearly equal as possible, and any additional Director of any Class elected to fill a vacancy resulting from an increase in such a Class shall hold office for a term that shall coincide with the remaining term of that Class, unless otherwise required by law, but in no case shall a decrease in the number of Directors in a Class shorten the term of the incumbent Director. A Director shall hold office until the date of the annual meeting of stockholders upon which his term expires and until his successor shall be elected and qualified, subject, however, to his prior death, resignation, retirement, disqualification, or removal from office. Directors need not be residents of the state of incorporation, nor stockholders of the Corporation.

          Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.

          A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased.,

          If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Stockholders shall have power to elect a successor to take office when the resignation is to become effective, and such successor shall hold office during the remainder of the resigning Director's term of office.

          Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada as designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meeting shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held either at a place so designated, or at the principal executive office.

          Members of the Board, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting. Each person participating in such meeting shall sign the minutes thereof, which minutes may be signed in counterparts.

          Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

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          Section 7. SPECIAL MEETINGS. Special meetings of the Board of
Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, President, or by any two or more Directors.

          Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form of written communication, (such as by telegraph, Federal Express package, or other similar forms of written communication), charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or otherwise communicated in writing, it shall be deposited in the United States mail or delivered to the appropriate delivering agent at least seventy-two hours prior to the time of the holding of the meeting. In case such notice is Personally delivered, it shall be so delivered at least twenty (24) hours prior to the time of the holding of the meeting. Such mailing, personal delivery or other written communication as above provided shall be due, legal and personal notice to such director.

          Section 8. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

          Section 9. RATIFICATION AND APPROVAL. Whenever all Directors entitled to vote at any meeting consent, either by: (a) A writing on the records of the meeting or filed with the Secretary; (b) Presence at such meeting and oral consent entered on the minutes; or (c) Taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all Directors having the right to vote at such meeting.

          Section 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent shall be filed with the minutes of proceedings of the Board or committee.

          Section 11. QUORUM. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly assembled at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

          Section 12. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meting, either regular or special, may adjourn from time to time until a quorum shall be present.

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          Section 13. FEES AND COMPENSATION. The Board shall have the authority to fix the compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor. Members of committees may be compensated for attending committee meetings.

          Section 14. REMOVAL. Any Director may be removed from office with or without cause by the vote of Stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

          Section 15. RESERVATION OF POWERS. (amended (added) by Special Stockholders' meeting of December 12, 1998.) Notwithstanding the powers granted to the Board of Directors or officers of the Corporation pursuant to Article III, Section 1 of these Bylaws or otherwise, the affirmative vote of stockholders holding at least ninety percent (90%) of the issued and outstanding shares of the Corporation's common stock at the time of such vote or consent shall be required prior to any action by the Board of Directors or officers of the Corporation to issue shares of the Corporation's common stock to the Corporation's officers and employees in excess of an aggregate of two percent (2%) of the Corporation's issued and outstanding shares of common stock in any calendar year. In addition, the stockholders may remove officers of the Corporation by the affirmative vote or consent of the holders of a majority of the issued and outstanding shares of the Corporation's common stock at the time of such vote or consent.

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                                  ARTICLE IV.

                                   OFFICERS

          Section 1. OFFICERS. (amended by Special Stockholder's meeting of December 12, 1998.) The officers of the corporation shall be a President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Chairman of the Board, a Chief Executive Officer, Chief Financial Officer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than the Chairman of the Board shall not be Directors. One person may hold two or more offices.

          Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

          Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as provided in these By-Laws or as the Board of Directors may from time to time determine.

          Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office. Any officer may resign at any time by giving written notice to the Board of Directors, the President or Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

          Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such a position, shall preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

          Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board, or if there be none, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall be ex-officio a member of all committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

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          Section 8. VICE-PRESIDENT. In the absence or disability of the
President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.

          Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal executive office or such other place as the Board of Directors may order, of all meetings of Directors, committees and stockholders, with the time and place of holding, whether regular or special and if special, how authorized, the notice thereof given, the names of those present at Directors' and committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

          The Secretary shall keep, or cause to be kept, at the principal executive office, (1) a share register, or a duplicate share register, revised annually, showing the names of the stockholders alphabetically arranged, and their places of residence, the number and classes of share held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation; (2) a copy of the Articles of Incorporation and all amendments thereto certified by the Secretary of State; and (3) a copy of the Bylaws and all amendments thereto certified by the Secretary.

          The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders, committees and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

          Section 10. TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any Director.

          The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

          Section 11. CHIEF EXECUTIVE OFFICER. (amended (added) by Special Stockholder's meeting of December 12, 1998) The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall preside at all meetings of the shareholders. The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors In addition, and

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without limiting the generality of the foregoing, the Chief Executive Officer shall have the power to remove officers of the Corporation.

                                  ARTICLE V.

                                 MISCELLANEOUS

          Section 1. RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a day, not more than sixty (60) days prior to the holding of any meeting of stockholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole, or any part of any such period.

          Section 2. INSPECTION OF CORPORATE RECORDS. Stockholders shall have the right to inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Nevada Revised Statutes from time to time.

          Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

          Section 4. CONTRACT, ETC., HOW EXECUTED. The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

          Section 5. CERTIFICATES OF STOCK. A certificate or certificates for certificated shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, the President or a Vice President and may be signed by the Treasurer, Secretary or an Assistant Secretary, or be authenticated by facsimiles of their respective signatures; provided, however, that every certificate authenticated by a facsimile of a signature must be countersigned by the transfer agent or transfer clerk ,and by a registrar, which registrar cannot be the Corporation itself.

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Certificates for certificated shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the By-Laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

The Board of Directors is hereby authorized, pursuant to the provisions of Nevada Revised Statutes Section 78.235, to issue uncertificated shares of some or all of the shares of any or all of its classes or series.

          Section 6. REPRESENTATIONS OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

          Section 8. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the By-Laws as amended, or otherwise altered to date, certified by the secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

                                  ARTICLE VI.

                                  AMENDMENTS

          Section 1. POWER OF STOCKHOLDERS. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such stockholders (amended by Special Stockholder's meeting of December 12, 1998, by adding the following sentence): Notwithstanding anything in this Article VI to the contrary, the following provisions of these Bylaws may be amended or revoked only by the affirmative vote of stockholders holding at least ninety percent (90%) of the issued and outstanding shares of the Corporation's common stock entitled to vote at the time of such vote or consent.

          Section 2. POWER OF DIRECTORS. Subject to the right of stockholders as provided in Section 1 of this Article VI to adopt, amend or repeal By-Laws, By-Laws may be adopted, amended or repealed by the Board of directors.

                                  ARTICLE VII

                 TRANSACTIONS INVOLVING DIRECTORS AND OFFICERS

          Section 1. VALIDITY OF CONTRACTS AND TRANSACTIONS. No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, firm, association, or other organization in which one or more of the Directors or Officers are Directors or Officers or are financially interested, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or

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participates in the meeting of the Board of Directors or committee that authorizes or approves the contract or transaction, or because their votes are counted for such purpose, provided that:

          (a) the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and noted in the minutes, and the Board of Directors or committee, in good faith, authorizes the contract or transaction in good faith by the affirmative vote of a majority of disinterested Directors, even though the disinterested Directors are less than a quorum.

          (b) the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by the majority of shares entitled to vote, counting the votes of the common or interested Directors or Officers, or

          (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved.

          Section 2. DETERMINING QUORUM. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies the contract or transaction.

                                 ARTICLE VIII

                  INSURANCE AND OTHER FINANCIAL ARRANGEMENTS

          The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses. The insurance or other financial arrangements may be provided by the Corporation or by any other person or entity approved by the Board of Directors including a subsidiary of the Corporation.

          Such other financial arrangements made by the Corporation may include the following:

          (a)  The creation of a trust fund.

          (b)  The establishment of a program of self-insurance.

          (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; or

          (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a

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knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court as provided in Article IX hereof.

                                  ARTICLE IX

                                INDEMNIFICATION

          Section 1. ACTION NOT BY OR ON BEHALF OF CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. ACTION BY OR ON BEHALF OF CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Section 3. SUCCESSFUL DEFENSE. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense.

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

          Section 4. DETERMINATION OF RIGHT TO INDEMNIFICATION IN CERTAIN CIRCUMSTANCES. Any indemnification under Section 1 or 2 of this Article IX, unless ordered by a court or advanced pursuant to this Article IX, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances. The determination must be made by the Stockholders, the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding, or if a majority vote of a quorum of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion, or if a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          Section 5. ADVANCE PAYMENT OF EXPENSES. Expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation as authorized in this Article. The provisions of this subsection (5) of this Article IX shall not affect any rights to advancement of expenses to which corporate personnel other than Directors or Officers may be entitled under any contract or otherwise by law.

          Section 6. NOT EXCLUSIVE.

          (a) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to any other section of this Article IX or any provision of law:

          (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 of this
Article IX or for the advancement of expenses made pursuant to this Article IX may not be made to or on behalf of any Director or Officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

(ii) continues for a person who has ceased to be a Director, Officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          (b) Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, Officer, employee or agent of the Corporation providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action.

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          Section 7. CERTAIN DEFINITIONS. For the purposes of this Article IX,
(a) any Director, Officer, employee or agent of the Corporation who shall serve as a Director, Officer, employee or agent of any other corporation, joint venture, trust, or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (b) and Director, Officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such Director, Officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as Director, Officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such Director, Officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article IX references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a Director, Officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a Director, Officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

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